Company Press Release

Internet Stock Market Resources, Inc. announces the signing of K-TEL INTERNATIONAL, INC. as new client.

St. Petersburg, Fl. June 16 Internet Stock Market Resources, Inc. (OTC BB: ISMR) is announcing the addition of K-TEL INTERNATIONAL, INC. (NASDAQ: KTEL) to its listed member organization.

K-tel International, Inc., a vertically integrated company with more than 35 years' experience in marketing and distributing entertainment and other consumer products worldwide, has successfully expanded its business on-line. On May 1, 1998, K-tel became one of the first major holders of recorded music rights to launch a full-function e-commerce strategy, when www.ktel.com went on-line. This move made over 250,000 music titles, including K-tel's Master Music Library of over 35,000 hits spanning four decades, available to the growing ranks of consumers who shop on the Internet. Now, Web site shoppers can configure their own CDs, selecting the songs they want to include on their personalized albums, and customizing the cover art.


For on-line investor information on K-TEL go to:
http://www.internetstockmarket.com/corpprof/k/ktel.html

Additional information about K-TEL INTERNATIONAL, INC. by emailing : seancollins@coffincg.com or calling: 818-789-0100

To receive UPDATES on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Additional clients of Internet Stock Market Resources, Inc. who receive on-line investor relations services include: Ameralia,Inc., (NASDAQ: AALA), Infinite Group (NASDAQ: IMCI), iVision Group (OTC BB: IVIG), Voxware(R), Inc. (NASDAQ:VOXW), and First Florida Communications, Inc (OTC BB: FFCI)

Internet Stock Market Resources, Inc, herewith states that no other company mentioned in this release is related to K-TEL INTERNATIONAL,INC, nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph:
727.896.9696 or e-mail morrisb@internetstockmarket.com

Source: Internet Stock Market Resources, Inc. http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.